Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

1345 AVENUE OF THE AMERICAS, 11th FLOOR

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

September 9, 2016

Inventergy Global, Inc.

900 E. Hamilton Avenue #180

Campbell, California 95008

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333- 211211), as amended (the “Registration Statement”), filed by Inventergy Global, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”). References to “Common Stock” are to shares of the common stock of the Company, par value $0.001 per share. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement relates to: (i) the public offering (the “Offering”) of up to 5,000,000 of shares of Common Stock (collectively, the “Shares”) and warrants (collectively, the “Public Warrants”) to purchase up to 5,000,000 shares of Common stock, each such warrant to purchase one share of Common Stock (the shares of Common Stock underlying such warrants, the “Public Warrant Shares”); (ii) the issuance of a warrant to purchase up to 200,000 shares of Common Stock of the Company (the “Representative Warrant” and collectively with the Public Warrants, the “Warrants”) (the shares of Common Stock underlying such Warrants, the “Representative Warrant Shares” and collectively with the Public Warrant Shares, the “Warrant Shares”), with each Representative Warrant share of Common Stock issuable to Chardan Capital Markets, LLC as part of its compensation for acting as placement agent in the Offering; and (iii) the issuance of the Warrant Shares issuable upon the exercise of the Warrants.

As the basis for the opinion set forth below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Shares. The Shares have been duly authorized and, when issued, delivered and paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

2. Warrants. The Warrants have been duly authorized and, when the Warrants are duly executed and authenticated (in accordance with the terms of such Warrants) and duly issued, delivered, sold and paid for as contemplated in the Registration Statement, will be legally binding obligations of the Company in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3. Warrant Shares. The Warrant Shares have been duly authorized and, when duly issued, delivered and paid for upon exercise of the Warrants (in accordance with the terms of such), as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP